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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated January 5, 2001, except for paragraphs 5-7 of Note 3 and
Note 13 of which the date is October 18, 2001, on page 2 included in this Form 10-K of Evans Systems, Inc. into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-62684, 33-943372 and 333-60217).

/s/ Stephenson & Trlicek, P.C.

Wharton, Texas
December 27, 2001